BOSTON OMAHA

Q3 2024 Financial Results

November 12, 2024

BOSTON OMAHA

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This presentation by Boston Omaha Corporation contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events, trends, contingencies or results, appear at various places in this presentation and use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "forecast," "future," "intend," "plan," "potential," "predict," "project," "strategy," "target" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; changes in the Company's business strategies and methods of generating revenue; the development and performance of the Company's services and products; the expected impact of acquisitions and dispositions; the Company's effective tax rates; future actions by regulators; and the Company's cost structure, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

- economic, financial, political, and regulatory conditions (including slower GDP growth or recession, instability in the business sectors we serve and inflation), and factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, public health crises (e.g., pandemics), geopolitical uncertainty (including military conflict), and conditions that may result from legislative, regulatory, trade and policy changes;
- our ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
- competition by other companies;
- our ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential for a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;
- our ability to attract, incentivize and retain key employees, especially in a competitive business environment;
- our significant equity investments in other companies, including Sky Harbour Group Corporation (NYSE:SKYH and SKYH.WS) and in other public and privately-held businesses;
- the impact of customer cost-cutting pressures;
- a decline in the demand for our products and services by our customers and other market participants;
- the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;
- the Company's ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event;
- the level of merger and acquisition activity in the United States in each of our business segments;
- the level of our future cash flows and capital investments;
- the continuously evolving regulatory environment in the United States affecting each of our businesses and the products they offer, and our compliance therewith; and
- the impact of changes in applicable tax or accounting requirements on the Company.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company's businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company's filings with the SEC, including Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 27, 2024.

COMPARISON OF ADJUSTED INFORMATION TO U.S. GAAP INFORMATION

This presentation includes Company financials on an as-reported basis. The Company also refers to and presents "Adjusted EBITDA" as the only non-GAAP financial measure within this presentation, for which additional disclosure is required as a "non-GAAP" measure within the meaning of Regulation G under the Securities Exchange Act of 1934.

The Company's use of this non-GAAP financial measure includes adjustments that reflect how management views our separately reported business segments. The Company believes the use of this non-GAAP financial measure provides useful supplemental information that enables investors to better compare the Company's performance across periods, and management also uses this measure internally to assess the operating performance of each of its business segments, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider the use of this non-GAAP financial measure in isolation from, or as a substitute for, the financial information that the Company reports. The Company's earnings releases, including its earnings release dated November 12, 2024 for the three and nine-month periods ended September 30, 2024, contain financial measures calculated in accordance with GAAP that correspond to the non-GAAP financial measure included in this presentation. The Company's earnings releases are available on the Company's website at www.investor.bostonomaha.com/news.

Reconciliations of the use of this non-GAAP financial measure to the most comparable GAAP measure are provided in the appendix to this presentation.

Q3 2024 Highlights

BOSTON OMAHA

Link Media Outdoor	• Revenue growth of 5.6% YoY • Land cost of 18.7% • Adjusted EBITDA of $4.5 million (up 9.9% YoY)
Boston Omaha Broadband	• ~2,800 new fiber passings / ~1,600 new fiber subscribers • $5.8 million in capital expenditures • Adjusted EBITDA of $1.3 million ($2.6 million excluding Fiber Fast Homes)
General Indemnity Group	• Gross written premium up 67.0% YoY • Revenue growth of 41.4% YoY • Adjusted EBITDA of $0.9 million
Boston Omaha Asset Management	• $4.9 million distributed back to Boston Omaha Corporation
Investment in Sky Harbour Group	• Equity method loss of $9.4 million related to SKYH Class A common stock • Unrealized gain of $7.8 million related to SKYH warrants

Business Unit Updates

Link Media Outdoor

Outdoor Advertising

BOSTON OMAHA

($M)	Q3 '24	*YoY Growth*	YTD '24	*YoY Growth*
Revenue	$11.5	*5.6%*	$33.6	*5.0%*
Land cost % (1)	18.7%	*(0.2)%*	18.6%	*(0.3)%*
Gross margin %	64.8%	*(0.2)%*	65.2%	*0.9%*
Net income	$1.7	*11.4%*	$5.1	*27.4%*
Adjusted EBITDA (2)	$4.5	*9.9%*	$13.1	*12.9%*

1. Land costs as a percentage of revenue
2. Adjusted EBITDA is defined as net income (loss) before income tax expense (benefit), noncontrolling interest in subsidiary income (loss), interest expense (income), depreciation, amortization, gain or loss on disposition of assets, and other investment income (loss)

Highlights

- Record level of revenue recorded in Q3 '24.
- Continue to focus on lowering land costs through easement purchases and land lease renewals.

Key Metrics	Q3 '24	Q3 '23
Debt to EBITDA ratio (3)	2.0x	1.7x
Structure and face count	4,000 / 7,600	4,000 / 7,600
Digital faces	102	96

3. Consolidated leverage ratio as defined in Link's credit agreement which was most recently amended and filed as an 8-K with the SEC on June 5, 2024

Boston Omaha Broadband

AireBeam, InfoWest and Utah Broadband

BOSTON OMAHA

($M)	Q3 '24	YoY Growth	YTD '24	YoY Growth
Revenue	$9.2	*4.8%*	$28.1	*9.0%*
Gross margin %	79.6%	*3.1%*	79.2%	*4.7%*
Net loss [4]	($0.2)	*($0.1)*	($0.2)	*$0.5*
Adjusted EBITDA [4,5]	$2.6	*22.6%*	$8.1	*38.9%*
Capital Expenditures	$4.9	*(69.2)%*	$16.4	*(50.2)%*

4. Includes allocation of broadband parent company overhead expenses
5. Adjusted EBITDA is defined as net income (loss) before income tax expense (benefit), noncontrolling interest in subsidiary income (loss), interest expense (income), depreciation, amortization, gain or loss on disposition of assets, and other investment income (loss)

Highlights

- 2.0k new fiber passings and 1.1k new fiber subscribers during Q3 '24.
- Continue to focus on developing strategic partnerships and driving cost efficiencies across all three businesses.

Key Metrics	Q3 '24	Q3 '23
Fixed wireless subscribers	31.6k	34.0k
Fiber subscribers	11.2k	7.6k
Fiber passings	30.0k	18.0k
Debt to EBITDA ratio	-	-

Boston Omaha Broadband

Fiber Fast Homes – Greenfield Fiber New Homes Division

BOSTON OMAHA

($M)	Q3 '24	*YoY Growth*	YTD '24	*YoY Growth*
Revenue	$0.4	*133.4%*	$1.0	*144.6%*
Gross margin %	(21.9)%	*35.7%*	(52.7)%	*2.6%*
Net loss [6]	($1.6)	*(27.3)%*	($5.0)	*(37.2)%*
Adjusted EBITDA [6,7]	($1.3)	*(20.8)%*	($4.0)	*(28.9)%*
Capital Expenditures	$0.9	*(80.4)%*	$5.1	*(46.8)%*

6. Includes allocation of broadband parent company overhead expenses
7. Adjusted EBITDA is defined as net income (loss) before income tax expense (benefit), noncontrolling interest in subsidiary income (loss), interest expense (income), depreciation, amortization, gain or loss on disposition of assets, and other investment income (loss)

Highlights

- 0.8k new fiber passings and 0.5k new fiber subscribers during Q3 '24.
- Working to continue growing subscriber base while integrating costs to lower burn rate.
- The team continues to work on sourcing additional contracted backlog in geographies where we can obtain scale.

Key Metrics	Q3 '24	Q3 '23
Fiber subscribers	2.8k	1.4k
Fiber passings	7.2k	3.6k
HOA & Joint Venture Backlog [8]	10.7k	9.9k
Debt to EBITDA ratio	-	-

8. Contracted backlog passings/subscribers available to us at present which we may or may not complete depending on a host of factors

General Indemnity Group

Surety Insurance

($M)	Q3 ‘24	*YoY Growth*	YTD ‘24	*YoY Growth*
Gross written premium	$6.7	*67.0%*	$19.2	*52.8%*
Revenue	$6.5	*41.4%*	$17.3	*32.4%*
Loss ratio % [9]	17.2%	*(0.9)%*	16.2%	*(2.2)%*
Gross margin %	60.5%	*0.2%*	61.2%	*0.4%*
Operating income	$0.8	*150.2%*	$1.9	*130.3%*
Net income	$0.9	*236.4%*	$2.2	*96.8%*
Adjusted EBITDA [10]	$0.9	*122.1%*	$2.2	*104.5%*

9. Losses and loss adjustment expenses as a percentage of premiums earned at our UCS insurance company
10. Adjusted EBITDA is defined as net income (loss) before income tax expense (benefit), noncontrolling interest in subsidiary income (loss), interest expense (income), depreciation, amortization, gain or loss on disposition of assets, and other investment income (loss)

Highlights

- Licensed to operate in all 50 states and the District of Columbia.
- Agencies consolidated as of January 2024 and rebranded to **BOSS Bonds** in June 2024.

Key Metrics ($M)	Q3 ‘24	Q3 ‘23
UCS surplus	$23.4	$20.6
UCS admitted assets	$53.4	$46.9

Investments

($M)	GAAP Value [11]	Market Value [12]	Proceeds to Date [13]
Sky Harbour	$90.2	$154.7	$2.5
CB&T	$19.1		n/a
Build for Rent Fund	$6.1		$8.9
24th Street Funds	$4.2		$7.7
Other [14]	$3.9		$1.7

11. GAAP value as of September 30, 2024
12. NYSE market value of 12,440,642 shares of Sky Harbour Class A common stock and 7,719,779 warrants as of September 30, 2024
13. Includes distributions and sale proceeds from funds but excludes management fees and promote earned to date
14. Includes MyBundle TV, Logic, and Breezeway

Cash, Tax Assets, and Share Repurchase Authorization

Cash, Tax Assets, and Share Repurchase Program

BOSTON OMAHA

($M)	As of Sept 30, 2024
Unrestricted cash [15]	$13.6
U.S. Treasury securities	$15.3
Total	$28.9
Net operating loss carry forwards [16]	$72.5
BOC share repurchase authorization remaining [17]	$18.6

15. Excludes United Casualty and Surety Insurance Company, 24th Street Funds and Build for Rent Fund
16. Net operating loss carry forwards as of December 31, 2023
17. $20 million Class A common stock repurchase authorization approved on July 23, 2024 and effective through September 30, 2025. During the third quarter of fiscal 2024, we repurchased 97,262 shares of our Class A common stock for a total cost of $1,380,180.

Appendix

Non-GAAP Information

($M)

BOSTON OMAHA

Link Media Outdoor

	For the Three Months Ended September 30, 2024	For the Three Months Ended September 30, 2023	Change #	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023	Change #
Net income	$ 1.7	$ 1.5	$ 0.2	$ 5.1	$ 4.0	$ 1.1
Interest expense, net	0.4	0.2	0.2	1.0	0.7	0.3
Depreciation	1.3	1.3	(0.0)	3.9	3.8	0.0
Amortization	1.0	1.0	(0.0)	2.9	3.0	(0.0)
Accretion	0.1	0.0	0.0	0.2	0.1	0.0
Loss (gain) on disposition of assets	0.0	0.0	0.0	0.1	0.0	0.1
Adjusted EBITDA	$ 4.5	$ 4.1	$ 0.4	$ 13.1	$ 11.6	$ 1.5

Boston Omaha Broadband

	For the Three Months Ended September 30, 2024	For the Three Months Ended September 30, 2023	Change #	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023	Change #
Net loss	$ (1.9)	$ (1.4)	$ (0.4)	$ (5.2)	$ (4.4)	$ (0.8)
Interest expense (income), net	0.0	(0.0)	0.0	0.0	(0.0)	0.0
Depreciation	2.3	1.7	0.6	6.7	4.8	1.8
Amortization	0.9	0.8	0.1	2.6	2.4	0.2
Accretion	0.0	0.0	(0.0)	0.0	0.0	(0.0)
Loss (gain) on disposition of assets	(0.1)	(0.1)	0.0	(0.1)	(0.1)	0.0
Noncontrolling interest	-	(0.0)	0.0	0.1	(0.0)	0.1
Adjusted EBITDA	$ 1.3	$ 1.1	$ 0.3	$ 4.1	$ 2.7	$ 1.4

General Indemnity Group

	For the Three Months Ended September 30, 2024	For the Three Months Ended September 30, 2023	Change #	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023	Change #
Net income	$ 0.9	$ 0.3	$ 0.6	$ 2.2	$ 1.1	$ 1.1
Interest expense, net	-	-	-	-	0.0	(0.0)
Depreciation	0.0	0.0	0.0	0.1	0.1	0.0
Amortization	0.0	0.0	-	0.1	0.1	-
Other investment (income) loss	(0.1)	0.1	(0.1)	(0.3)	(0.3)	0.0
Adjusted EBITDA	$ 0.9	$ 0.4	$ 0.5	$ 2.2	$ 1.1	$ 1.1